SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending:  1/31/2007
File number: 811-5686
Series No.:   5

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                        $9,964
         2.   Dividends for a second class of open-end company shares
             (000's Omitted)
              Class B                                        $2,836
              Class C                                        $  767
              Class R                                        $  112
              Investor Class                                 $3,214
              Institutional Class                            $   78

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                        000.1905
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                                        000.1673
              Class C                                        000.1671
              Class R                                        000.1825
              Investor Class                                 000.1908
              Institutional Class                            000.2056

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                          51,819
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                          15,335
              Class C                                           4,485
              Class R                                             627
              Investor Class                                   16,113
              Institutional Class                                 545

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                           $6.20
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                           $6.21
              Class C                                           $6.19
              Class R                                           $6.20
              Investor Class                                    $6.21
              Institutional Class                               $6.21